Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

I, John H. Heyman, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the foregoing Annual Report of Radiant Systems, Inc. (the “Company”):

(1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and

(2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 4, 2007	/s/ JOHN H. HEYMAN
John H. Heyman, Chief Executive Officer

CERTIFICATION OF CHIEF FINANCIAL OFFICER

I, Mark E. Haidet, do hereby certify in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge, the foregoing Annual Report of Radiant Systems, Inc. (the “Company”):

(1) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, 15 U.S.C. 78 m or 78o(d), and

(2) the information contained in the periodic report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 4, 2007	/s/ MARK E. HAIDET
Mark E. Haidet, Chief Financial Officer